UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2020, SkyPeople Foods Holdings Limited (the “Seller”), a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”) completed the transfer of its ownership of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”) to New Continent International Co., Ltd. (the “Buyer”), a company incorporated in the British Virgin Islands, pursuant to a Share Transfer Agreement (the “Agreement”) entered into by the Seller and the Buyer on September 18, 2019, as previously disclosed on a Form 8-K filed by the Company on September 23, 2019. Pursuant to the terms of the Agreement, the Buyer purchased 100% ownership of HeDeTang HK, which value is primarily derived from HeDeTang HK’s wholly-owned subsidiary HeDeJiaChuan Holdings Co., Ltd. and 73.41% owned subsidiary SkyPeople Juice Group Co., Ltd., for a total price of RMB 600,000 (approximately $85,714).

Item 9.01 Financial Statements and Exhibits.

(b)(1) Pro forma financial information

Unaudited Pro Forma Condensed Consolidated Financial Information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information (Incorporated by reference to Schedule 14A Proxy Statement filed the Securities and Exchange Commission on February 3, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: March 4, 2020	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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